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                                                                   EXHIBIT 12.01

                                  INTUIT INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                                                                          SIX
                                                               YEARS ENDED JULY 31,                      MONTHS
                                                              ---------------------                      ENDED
                                                                                                         JAN 31,
                                                 1998       1999        2000       2001        2002       2003
                                                 ----       ----        ----       ----        ----       ----
(In thousands, except ratios)

Earnings:................................
     Income (loss) from continuing
     operations before income taxes......        $(5,098)    $629,588    $542,241   $(137,133) $70,549   $ 94,858
     Fixed charges.......................          2,433        3,968      10,235       9,996    8,826      3,931
                                                  ------      -------     -------     -------   ------     ------
          Total .........................       $ (2,665)    $633,556    $552,476   $(127,137) $79,375   $ 98,789
                                                  ======      =======     =======     =======   ======     ======

Fixed charges:...........................
     Interest expense....................       $    100     $    986    $  4,376   $   2,780  $ 1,372   $    354
     Portion of rent deemed to be interest         2,333        2,982       5,859       7,216    7,454      3,577
                                                  ------      -------     -------     -------   ------     ------
          Total .........................       $  2,433     $  3,968    $ 10,235   $   9,996  $ 8,826   $  3,931
                                                  ======      =======     =======     =======   ======     ======

Ratio of earnings to fixed charges........            (1)      159.65       53.98          (2)    8.99      25.13

(1)      Earnings were inadequate to cover fixed charges by $7,531.

(2)      Earnings were inadequate to cover fixed charges by $147,129.